UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

VisionWave Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301, Wilmington, DE 19801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $230.00 per share	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Background

As previously reported in the Current Report on Form 8-K filed by VisionWave Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 6, 2026 (the “Prior 8-K”), on September 30, 2026, the Company entered into a Joint Venture and Operating Agreement (the “JV Agreement”) with Sadot Group Inc., a Nevada corporation (“Sadot”), and CMJV LLC, a Nevada limited liability company formed by the Company (“CMJV”). Under the JV Agreement, (i) the Company and its wholly owned subsidiary, VisionWave IL Ltd. (“VisionWave Israel”), contributed to CMJV, pursuant to a Contribution and Assignment Agreement dated as of September 30, 2026 (the “Contribution Agreement”), their rights under the loan agreement, promissory notes, security documents, share purchase agreement and related agreements with C.M. Composite Materials Ltd., an Israeli company (“CM”), and its controlling shareholder (collectively, the “CM Rights”), (ii) CMJV issued 7,814,323 units of membership interest to each of the Company and Sadot, (iii) Sadot committed to make capital contributions to CMJV of up to U.S. $7,814,323 (the “Capital Commitment”), to be on-lent by CMJV to CM, and (iv) Sadot agreed to issue to the Company 250,000 shares of Sadot common stock (the “Entry Premium Shares”). Concurrently, CM and its controlling shareholder executed an Acknowledgment, Consent and Loan Agreement Amendment in favor of the Company, CMJV and Sadot (the “CM Acknowledgment” and, together with the JV Agreement and the Contribution Agreement, the “Transaction Documents”). The descriptions of the Transaction Documents in the Prior 8-K are incorporated herein by reference.

The Letter Agreement

On October 12, 2026 (the “Effective Date”), the Company, VisionWave Israel, CMJV, Sadot, CM and Matania (Mati) Moskovich, CM’s controlling shareholder (the “Seller”), entered into a letter agreement (the “Letter Agreement”) terminating the JV Agreement and unwinding the transactions consummated at the closing thereunder, other than the issuance of the Entry Premium Shares, which the Company will retain, as described below.

Circumstances of the Termination

The JV Agreement required CMJV to deliver, and to cause CM to deliver, to the Company and Sadot quarterly unaudited and annual audited consolidated financial statements of CM and its subsidiary prepared in accordance with IFRS or U.S. GAAP (audited, where required for either party’s SEC reporting, by a PCAOB-registered firm), together with such other information as either party required to comply with its obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation S-X. The JV Agreement permitted either party to withhold approval of any draw request by CM while CM was delinquent in delivering such financial statements and provided that any such failure constituted an event of default under the loan agreement between CMJV and CM.

On or about October 8, 2026, CM advised the Company, CMJV and Sadot that it is unable to produce the financial statements required by the JV Agreement and has no present ability to engage a PCAOB-registered or other independent auditor to audit such financial statements within any period acceptable to the Company and Sadot (the “Financial Statement Deficiency”). As a result of the Financial Statement Deficiency, no draw request could be approved and no portion of the Capital Commitment could be funded under the JV Agreement, and Sadot advised the Company that it would be unable to account for and report on its investment in CMJV in its periodic reports and that the fundamental purpose for which it entered into the JV Agreement could not be achieved. In light of the foregoing, the parties determined that it was in their respective best interests to terminate the JV Agreement and unwind the transactions consummated at the closing, without any party admitting any breach, default or liability.

As of the Effective Date, Sadot had not funded any portion of the Capital Commitment, no draw request had been delivered, and the acquisition by CMJV of the shares of CM contemplated by the Transaction Documents had not occurred.

Material Terms of the Letter Agreement

Under the Letter Agreement, effective as of the Effective Date:

Termination. The JV Agreement was terminated in its entirety, subject only to the survival of its confidentiality and miscellaneous provisions to the extent necessary to interpret and enforce the Letter Agreement, and the Contribution Agreement and the CM Acknowledgment were terminated as to Sadot. The Capital Commitment and all other funding obligations of Sadot were terminated and extinguished, and the Company and CMJV acknowledged that no funding default by Sadot had occurred. No early termination penalty, break fee or other amount is payable by any party by reason of the termination.

Cancellation of Sadot’s Units; Withdrawal. All 7,814,323 units of CMJV held by Sadot were cancelled for no consideration, Sadot withdrew as a member of CMJV, and the Company became the sole member of CMJV. Sadot’s two designees resigned as managers of CMJV. The Company may continue CMJV as a wholly owned subsidiary or dissolve it, in its discretion, and is responsible for CMJV’s fees, taxes and expenses.

Retention of Entry Premium Shares; Issuance of VisionWave Consideration Shares. The Company will retain all 250,000 Entry Premium Shares previously issued by Sadot. In consideration for the Company’s retention of those shares, the negotiated termination and unwinding, the mutual releases and the parties’ desire to maintain a constructive strategic relationship, the Company will issue to Sadot 500,000 shares of the Company’s common stock (the “VisionWave Consideration Shares”). The VisionWave Consideration Shares will constitute full and final consideration to Sadot with respect to the Company’s retention of the Entry Premium Shares. The VisionWave Consideration Shares are to be issued within three (3) Business Days following the Effective Date, subject to Sadot providing the Company and its transfer agent with such information and documentation as may reasonably be required to effect the issuance. The parties intend that the termination of the CMJV arrangement will not prevent them from evaluating other mutually beneficial opportunities in the future.

CM Rights Retained by the Company. Sadot ceased to be a beneficiary of the CM Acknowledgment and disclaimed any right, title or interest in or to the CM Rights, the loans made by the Company and VisionWave Israel to CM, the related collateral, the share purchase agreement with the Seller and the other assets of CMJV, the Company and VisionWave Israel. The Company, VisionWave Israel and CMJV may, as among themselves, retain the Contribution Agreement in effect, rescind it or otherwise deal with the CM Rights as they determine, and may retain or amend the CM Acknowledgment and the loan agreement with CM as they and CM may agree. The Company’s rights and remedies against CM and the Seller under the loan agreement, the share purchase agreement and the related agreements, including in respect of the Financial Statement Deficiency, are not affected by the Letter Agreement.

Indemnification. The Company, VisionWave Israel and CMJV, jointly and severally, agreed to indemnify Sadot and its representatives against losses arising out of or relating to the CM Rights, the loan documents with CM, the share purchase agreement, the Company’s memorandum of understanding with Belrise, the settlement agreement with Giza, the insolvency proceedings affecting CM’s subsidiary, the obligations retained by the Company under the JV Agreement, and any claim by CM, the Seller or any other person in respect thereof, and against any claim in respect of CMJV or its affairs.

Mutual Releases. The parties exchanged mutual general releases of all claims arising out of or relating to the Transaction Documents, the closing, the Capital Commitment, the units of CMJV, the Entry Premium Shares and the Financial Statement Deficiency, other than obligations under the Letter Agreement, claims arising from fraud or willful misconduct and, as among the Company, VisionWave Israel, CMJV, CM and the Seller, claims under the share purchase agreement, the loan documents with CM, the Belrise memorandum of understanding and the Giza settlement agreement.

Other Provisions. The Letter Agreement contains customary provisions regarding confidentiality and return of confidential information, consultation on the parties’ respective public disclosures, a joint press release, non-disparagement, representations and warranties as to authority and ownership, expenses (each party bears its own), further assurances, and governing law (Nevada), with disputes resolved in the manner provided in the JV Agreement.

Related Person

As disclosed in the Prior 8-K, Haggai (Chagay) Ravid, a member of the Company’s board of directors (the “Board”), is also Executive Director and a director of Sadot and was one of Sadot’s designated managers of CMJV. Mr. Ravid did not participate in the negotiation of the Letter Agreement on behalf of the Company. The Letter Agreement was approved by the Board, including by a majority of the disinterested directors, following disclosure of Mr. Ravid’s relationship with Sadot, in accordance with Section 144 of the Delaware General Corporation Law and the Company’s related person transaction policy.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Letter Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Sadot, CM or the Seller. The representations, warranties and covenants contained in the Letter Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties. Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any other party.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the Company’s continued ownership of the CM Rights, its rights and remedies against CM and the Seller, the retention of the Entry Premium Shares, the issuance of the VisionWave Consideration Shares, the accounting treatment of the termination, and the Company’s plans with respect to CMJV and its relationship with CM. Words such as “expects,” “intends,” “plans,” “may,” “will,” “evaluating” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including: the Company’s ability to recover amounts advanced to CM, which is in default under its loan agreement and has stated that it cannot produce audited financial statements; the value and enforceability of the Company’s collateral and other rights against CM and the Seller under Israeli law; the insolvency proceedings affecting CM’s subsidiary; the Company’s indemnification obligations to Sadot under the Letter Agreement; the accounting consequences of the termination, including any impairment; the Company’s ability to pursue the CM opportunity, or any alternative transaction, without a co-investor; and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and its subsequent filings with the SEC. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by law.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.02 is incorporated herein by reference. Pursuant to the Letter Agreement, the Company has agreed to issue 500,000 shares of its common stock to Sadot as the VisionWave Consideration Shares. The VisionWave Consideration Shares will be issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder, to a single accredited investor that has represented that it is acquiring the shares for investment and not with a view to distribution, without general solicitation or advertising, in consideration of the Company’s retention of the 250,000 Entry Premium Shares and the other matters described in Item 1.02. The VisionWave Consideration Shares will be restricted securities and will bear a restrictive legend. No underwriting discounts or commissions will be paid in connection with the issuance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated October 12, 2026, among Sadot Group Inc., VisionWave Holdings, Inc., VisionWave IL Ltd., CMJV LLC, C.M. Composite Materials Ltd. and Matania (Mati) Moskovich.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIONWAVE HOLDINGS, INC.
Date: October 13, 2026	By: /s/ Douglas Davis
Name: Douglas Davis
Title: Chief Executive Officer and Executive Chairman